Exhibit 99.1

CareTrust REIT Announces Fourth Quarter and Fiscal 2017 Operating Results

Conference Call Scheduled for Wednesday, February 28, 2018 at 1:00 pm ET
SAN CLEMENTE, Calif., February 27, 2018 (GLOBE NEWSWIRE) -- CareTrust REIT, Inc. (NASDAQ:CTRE) reported today operating results for the fourth quarter and year ended December 31, 2017, as well as other recent events.
During the quarter, CareTrust REIT:

•	Posted net income of $0.03, normalized FFO of $0.31, an increase of 11% over Q4 2016, and normalized FAD of $0.32, an increase of 10% over Q4 2016, all per diluted weighted-average common share;

•
Invested approximately $153 million (inclusive of transaction costs) at a blended initial cash yield of 9%, acquiring 11 skilled nursing facilities and three assisted living and memory care facilities, and providing one mortgage financing;

•	Finished the year with a debt-to-normalized EBITDA ratio of 4.6x and a debt-to-enterprise value of 31%, each as of quarter-end; and

•	Met its normalized FFO guidance of $1.16 per diluted weighted-average common share for the year.

Record Year
Greg Stapley, CareTrust REIT’s Chairman and Chief Executive Officer, noted that 2017 was a record year for the Company. “We were able to complete a record $308 million in new acquisitions in 2017, and have already added to that tally since year end,” he said. He also noted that the Company increased its dividend again, while keeping the dividend well-covered and preserving capital for growth, with one of the most conservative payout ratios in the peer group. He also alluded to robust demand for both the Company’s debt and equity, with $174 million in new equity sold through CareTrust REIT’s at-the market program, and a new $300 million, 8-year bond issue during the year. “With these tools, we were able to strengthen our balance sheet and finish the year with our debt-to-normalized EBITDA ratio of 4.6x and plenty of liquidity, setting us up for a solid start to 2018,” he added.
Financial Results for Quarter and Year Ended December 31, 2017
Chief Financial Officer Bill Wagner reported that for the fourth quarter, CareTrust REIT generated net income of $2.3 million, or $0.03 per diluted weighted-average common share, normalized FFO of $23.6 million, or $0.31 per diluted weighted-average common share, and normalized FAD of $24.5 million, or $0.32 per diluted weighted-average common share. He noted that net income for the quarter was reduced by a $10.4 million reserve taken by the Company with respect to certain accounts receivable related to one tenant. “We are pleased to be delivering a quarter-over-quarter increase in normalized FFO per share of 11%,” said Mr. Wagner.
For the full year 2017, Mr. Wagner reported that CareTrust REIT generated net income of $25.9 million, or $0.35 per diluted weighted-average common share, normalized FFO of $84.6 million or $1.16 per diluted weighted-average common share, and normalized FAD of $88.8 million or $1.22 per diluted weighted-average common share.
Liquidity
Discussing CareTrust REIT’s investments and current liquidity, Mr. Wagner reported that the $153 million in new investments in the quarter were funded with a combination of cash on hand and approximately $135 million in draws on the Company’s $400 million unsecured revolver. He noted that the revolving credit facility includes a $250 million “accordion” feature that can be exercised by the Company at its option to increase liquidity, and as of today, $185 million is drawn on the line.

He also reported that there had been no activity in the quarter on the Company’s at-the-market equity program but, he added, “Our ATM program remains a significant instrument in the Company’s capital-raising repertoire, with up to $236 million remaining in authorization at present.” Mr. Wagner further reported that CareTrust REIT’s debt-to-EBITDA ratio was 4.6x and its debt-to-enterprise value was 31%, each at quarter-end, which is well within management’s target leverage range. He also noted that CareTrust REIT continues to have no property-level debt and, taking into account existing extension rights, no debt maturing before 2020.

2018 Guidance Revised Upward
Mr. Wagner provided CareTrust REIT's 2018 earnings guidance, projecting on a per-diluted weighted-average common share basis, net income of approximately $0.67 to $0.69, normalized FFO of approximately $1.25 to $1.27, and normalized FAD of approximately $1.31 to $1.33. He noted that the updated 2018 guidance is based on a per-diluted weighted-average common share count of 75.9 million shares and assumes no new acquisitions beyond those made to date, no new debt incurrences or new equity issuances, and 2.0% CPI-based rent escalators under CareTrust REIT's long-term net leases.
Dividend Declared

During the quarter, CareTrust REIT declared a quarterly dividend of $0.185 per common share. “On an annualized basis, our quarterly dividend represents a payout ratio of approximately 59.7% based on the fourth quarter 2017 normalized FFO, and 57.8% on normalized FAD,” said Mr. Wagner. “At this level, our dividend remains among the best-protected of all our industry peers, while simultaneously providing additional growth capital for reinvestment and a solid overall return to our shareholders,” he added.

Pristine Transition and Reserve

Updating recent news regarding changes to its ongoing landlord-tenant relationship with affiliates of Pristine Senior Living, LLC, Mr. Stapley reported that the planned transition of seven Ohio facilities from Pristine to affiliates of Trillium Healthcare LLC, another CareTrust REIT tenant, had been successfully completed on December 1, 2017. “We are pleased to report a smooth transition, and improved operating results in Trillium’s first month of operations,” said Mr. Stapley. The transition was effectuated under a November 2, 2017 amendment to Pristine’s master lease which reduced Pristine’s rent and allowed Pristine to continue operating nine CareTrust REIT facilities.

While the lease amendment was expected to afford Pristine an opportunity to focus on a smaller set of better-performing operations and meet its ongoing lease obligations, Pristine has continued to report cash shortfalls that have prevented it from doing so. Although Pristine has paid $4.4 million of the $4.9 million in base rent due since the lease amendment was executed in November, Pristine has not made $2.3 million of additional payments required under the Lease. Mr. Stapley reported that, accordingly, on February 27, 2018 Pristine and CareTrust REIT entered into a Lease Termination Agreement under which Pristine and its affiliates will surrender its remaining CareTrust REIT facilities to operators selected by CareTrust REIT, in transactions similar to those effected in December 2017.

Under the Agreement, Pristine will continue to operate the facilities and pay the scheduled base rent until the transitions occur. Mr. Wagner noted that, as a result of the agreement, the Company will recognize Pristine’s rental revenues on a cash basis, and reserve approximately $10.4 million of incurred and anticipated obligations of Pristine. He noted that the reserve consists of $6.3 million in property tax reimbursements and advances of 2016 and 2017 franchise permit fees made in 2017, $3.3 million of 2017 property tax reimbursements and franchise permit fees due in 2018, and $0.8 million of unpaid base rent from September 2017.

Upon Pristine’s performance of the terms of the agreement, CareTrust REIT will terminate the Lease and Pristine’s future obligations thereunder. Mr. Stapley further noted that CareTrust REIT has a security interest in Pristine’s outstanding accounts receivable, which it shares with Pristine’s working capital lender pursuant to an intercreditor agreement, and which secure Pristine’s ongoing obligations under the Lease.

Conference Call

A conference call will be held on Wednesday, February 28, 2018, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time), during which CareTrust REIT’s management will discuss fourth quarter and full-year 2017 results, recent developments and other matters. The dial-in number for this call is (855) 232-8954 (U.S.) or (408) 337-0151 (International). The conference ID number is 4389519. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. The call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrust REITTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition and leasing of seniors housing and healthcare-related properties. With 186 net-leased healthcare properties and three operated seniors housing properties in 24 states, CareTrust is pursuing opportunities across the nation to acquire properties that will be leased to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding future financial and financing positions, business and acquisition strategies, growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, compliance with and changes in governmental regulations, and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability to achieve some or all of the expected benefits from the completed spin-off from The Ensign Group, Inc. (“Ensign”); (ii) the ability and willingness of Company tenants to meet and/or perform their obligations under the triple-net leases the Company has entered into with them and the ability and willingness of Ensign to meet and/or perform its obligations under the contractual arrangements that it entered into with the Company in connection with such spin-off, including its triple-net long-term leases with the Company, and any of its obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities; (iii) the ability and willingness of the Company’s tenants to comply with laws, rules and regulations in the operation of the properties the Company leases to them; (iv) the ability and willingness of the Company’s tenants, including Ensign, to renew their leases with the Company upon expiration and the ability to reposition Company properties on the same or better terms in the event of nonrenewal or in the event the Company replaces an existing tenant, and obligations, including indemnification obligations, that the Company may incur in connection with the replacement of an existing tenant; (v) the availability of and the ability to identify suitable acquisition opportunities and the ability to acquire and lease the respective properties on favorable terms; (vi) the ability to generate sufficient cash flows to service the Company’s outstanding indebtedness; (vii) access to debt and equity capital markets; (viii) fluctuating interest rates; (ix) the ability to retain key management personnel; (x) the ability to maintain the Company’s status as a real estate investment trust (“REIT”); (xi) changes in the U.S. tax laws and other state, federal or local laws, whether or not specific to REITs; (xii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiii) any additional factors identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those in the Company‘s Annual Report on Form 10-K for the year ended December 31, 2017 under the heading entitled “Risk Factors,” as such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the SEC.
Information in this press release or the related conference call is provided as of December 31, 2017, unless specifically stated otherwise. the Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(unaudited)
	Three Months Ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Revenues:
Rental income	$32,379	$25,269	$117,633	$93,126
Tenant reimbursements	3,001	2,031	10,254	7,846
Independent living facilities	821	793	3,228	2,970
Interest and other income	396	150	1,867	737
Total revenues	36,597	28,243	132,982	104,679
Expenses:
Depreciation and amortization	11,003	8,532	39,159	31,965
Interest expense	6,506	5,829	24,196	22,873
Loss on the extinguishment of debt	—	—	11,883	326
Property taxes	3,001	2,031	10,254	7,846
Independent living facilities	730	623	2,733	2,549
Impairment of real estate investment	—	—	890	—
Acquisition costs	—	2	—	205
Reserve for advances and deferred rent	10,414	—	10,414	—
General and administrative	2,691	2,573	11,117	9,297
Total expenses	34,345	19,590	110,646	75,061
Other income:
Loss on sale of asset	—	(265)	—	(265)
Gain on disposition of other real estate investment	—	—	3,538	—
Net income	$2,252	$8,388	$25,874	$29,353

Earnings per common share:
Basic	$0.03	$0.14	$0.35	$0.52
Diluted	$0.03	$0.14	$0.35	$0.52

Weighted average shares outstanding:
Basic	75,476	60,875	72,647	56,030
Diluted	75,476	60,875	72,647	56,030

Dividends declared per common share	$0.185	$0.17	$0.74	$0.68

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)
	Three Months Ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016

Net income	$2,252	$8,388	$25,874	$29,353
Depreciation and amortization	11,003	8,532	39,159	31,965
Interest expense	6,506	5,829	24,196	22,873
Amortization of stock-based compensation	624	339	2,416	1,546
EBITDA	20,385	23,088	91,645	85,737
Acquisition costs	—	2	—	205
Loss on sale of real estate	—	265	—	265
Loss on the extinguishment of debt	—	—	11,883	326
Deferred preferred return	—	—	(544)	—
Impairment of real estate investment	—	—	890	—
Reserve for advances and deferred rent	10,414		10,414	—
Gain on disposition of other real estate investment	—	—	(3,538)	—
Normalized EBITDA	$30,799	$23,355	$110,750	$86,533

Net income	$2,252	$8,388	$25,874	$29,353
Real estate related depreciation and amortization	10,973	8,505	39,049	31,865
Loss on sale of real estate	—	265	—	265
Impairment of real estate investment	—	—	890	—
Gain on disposition of other real estate investment	—	—	(3,538)	—
Funds from Operations (FFO)	13,225	17,158	62,275	61,483
Reserve for advances and deferred rent	10,414	—	10,414	—
Acquisition costs	—	2	—	205
Deferred preferred return	—	—	(544)	—
Effect of the senior unsecured notes payable redemption	—	—	12,475	—
Write-off of deferred financing fees	—	—	—	326
Normalized FFO	$23,639	$17,160	$84,620	$62,014

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(unaudited)
	Three Months Ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016

Net income	$2,252	$8,388	$25,874	$29,353
Real estate related depreciation and amortization	10,973	8,505	39,049	31,865
Amortization of deferred financing fees	485	561	2,059	2,239
Amortization of stock-based compensation	624	339	2,416	1,546
Straight-line rental income	(227)	(72)	(344)	(150)
Loss on sale of real estate	—	265	—	265
Impairment of real estate investment	—	—	890	—
Gain on disposition of other real estate investment	—	—	(3,538)	—
Funds Available for Distribution (FAD)	14,107	17,986	66,406	65,118
Reserve for advances and deferred rent	10,414	—	10,414	—
Acquisition costs	—	2	—	205
Deferred preferred return	—	—	(544)	—
Effect of the senior unsecured notes payable redemption	—	—	12,475	—
Write-off of deferred financing fees	—	—	—	326
Normalized FAD	$24,521	$17,988	$88,751	$65,649

FFO per share	$0.17	$0.28	$0.85	$1.09
Normalized FFO per share	$0.31	$0.28	$1.16	$1.10

FAD per share	$0.19	$0.29	$0.91	$1.16
Normalized FAD per share	$0.32	$0.29	$1.22	$1.17

Diluted weighted average shares outstanding [1]	75,692	61,028	72,853	56,186

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS - 5 QUARTER TREND
(in thousands, except per share data)
(unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Revenues:
Rental income	$25,269	$27,339	$28,511	$29,404	$32,379
Tenant reimbursements	2,031	2,321	2,389	2,543	3,001
Independent living facilities	793	793	789	825	821
Interest and other income	150	155	1,140	176	396
Total revenues	28,243	30,608	32,829	32,948	36,597
Expenses:
Depreciation and amortization	8,532	9,076	9,335	9,745	11,003
Interest expense	5,829	5,879	6,219	5,592	6,506
Loss on the extinguishment of debt	—	—	11,883	—	—
Property taxes	2,031	2,321	2,389	2,543	3,001
Independent living facilities	623	661	644	698	730
Impairment of real estate investment	—	—	890	—	—
Acquisition costs	2	—	—	—	—
Reserve for advances and deferred rent	—	—	—	—	10,414
General and administrative	2,573	2,390	2,977	3,059	2,691
Total expenses	19,590	20,327	34,337	21,637	34,345
Other income (expense):
Loss on sale of real estate	(265)	—	—	—	—
Gain on disposition of other real estate investment	—	—	3,538	—	—
Net income	$8,388	$10,281	$2,030	$11,311	$2,252

Diluted earnings per share	$0.14	$0.15	$0.03	$0.15	$0.03

Diluted weighted average shares outstanding	60,875	66,951	72,564	75,471	75,476

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands, except per share data)
(unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017

Net income	$8,388	$10,281	$2,030	$11,311	$2,252
Depreciation and amortization	8,532	9,076	9,335	9,745	11,003
Interest expense	5,829	5,879	6,219	5,592	6,506
Amortization of stock-based compensation	339	536	600	656	624
EBITDA	23,088	25,772	18,184	27,304	20,385
Acquisition costs	2	—	—	—	—
Loss on sale of real estate	265	—	—	—	—
Loss on the extinguishment of debt	—	—	11,883	—	—
Deferred preferred return	—	—	(544)	—	—
Impairment of real estate investment	—	—	890	—	—
Reserve for advances and deferred rent	—	—	—	—	10,414
Gain on disposition of other real estate investment	—	—	(3,538)	—	—
Normalized EBITDA	$23,355	$25,772	$26,875	$27,304	$30,799

Net income	$8,388	$10,281	$2,030	$11,311	$2,252
Real estate related depreciation and amortization	8,505	9,050	9,309	9,717	10,973
Loss on sale of real estate	265	—	—	—	—
Impairment of real estate investment	—	—	890	—	—
Gain on disposition of other real estate investment	—	—	(3,538)	—	—
Funds from Operations (FFO)	17,158	19,331	8,691	21,028	13,225
Reserve for advances and deferred rent	—	—	—	—	10,414
Acquisition costs	2	—	—	—	—
Deferred preferred return	—	—	(544)	—	—
Effect of the senior unsecured notes payable redemption	—	—	12,475	—	—
Normalized FFO	$17,160	$19,331	$20,622	$21,028	$23,639

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017

Net income	$8,388	$10,281	$2,030	$11,311	$2,252
Real estate related depreciation and amortization	8,505	9,050	9,309	9,717	10,973
Amortization of deferred financing fees	561	561	529	484	485
Amortization of stock-based compensation	339	536	600	656	624
Straight-line rental income	(72)	(72)	(43)	(2)	(227)
Loss on sale of real estate	265	—	—	—	—
Impairment of real estate investment	—	—	890	—	—
Gain on disposition of other real estate investment	—	—	(3,538)	—	—
Funds Available for Distribution (FAD)	17,986	20,356	9,777	22,166	14,107
Reserve for advances and deferred rent	—	—	—	—	10,414
Acquisition costs	2	—	—	—	—
Deferred preferred return	—	—	(544)	—	—
Effect of the senior unsecured notes payable redemption	—	—	12,475	—	—
Normalized FAD	$17,988	$20,356	$21,708	$22,166	$24,521

FFO per share	$0.28	$0.29	$0.12	$0.28	$0.17
Normalized FFO per share	$0.28	$0.29	$0.28	$0.28	$0.31

FAD per share	$0.29	$0.30	$0.13	$0.29	$0.19
Normalized FAD per share	$0.29	$0.30	$0.30	$0.29	$0.32

Diluted weighted average shares outstanding [1]	61,028	67,133	72,803	75,659	75,692

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(audited)
	December 31, 2017	December 31, 2016
Assets:
Real estate investments, net	$1,152,261	$893,918
Other real estate investments	17,949	13,872
Cash and cash equivalents	6,909	7,500
Accounts and other receivables, net	5,254	5,896
Prepaid expenses and other assets	895	1,369
Deferred financing costs, net	1,718	2,803
Total assets	$1,184,986	$925,358

Liabilities and Equity
Senior unsecured notes payable, net	$294,395	$255,294
Senior unsecured term loan, net	99,517	99,422
Unsecured revolving credit facility	165,000	95,000
Accounts payable and accrued liabilities	17,413	12,137
Dividends payable	14,044	11,075
Total liabilities	590,369	472,928

Equity:
Common stock	755	648
Additional paid-in capital	783,237	611,475
Cumulative distributions in excess of earnings	(189,375)	(159,693)
Total equity	594,617	452,430
Total liabilities and equity	$1,184,986	$925,358

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(audited)
	Twelve Months Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income	$25,874	$29,353
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including a below-market ground lease)	39,176	31,980
Amortization of deferred financing costs	2,100	2,239
Loss on the extinguishment of debt	11,883	326
Amortization of stock-based compensation	2,416	1,546
Straight-line rental income	(344)	(150)
Noncash interest income	(686)	(737)
Interest income distribution from other real estate investment	1,500	—
Reserve for advances and deferred rent	10,414	—
Impairment of real estate investment	890	—
Loss on sale of real estate	—	265
Change in operating assets and liabilities:
Accounts and other receivables, net	(9,428)	(3,404)
Prepaid expenses and other assets	(273)	84
Accounts payable and accrued liabilities	5,278	2,929
Net cash provided by operating activities	88,800	64,431
Cash flows from investing activities:
Acquisitions of real estate	(296,517)	(281,228)
Improvements to real estate	(748)	(762)
Purchases of equipment, furniture and fixtures	(403)	(151)
Investment in real estate mortgage loan receivable	(12,416)	—
Preferred equity investments	—	(4,656)
Sale of other real estate investment	7,500	—
Principal payments received on mortgage loan receivable	25	—
Escrow deposits for acquisition of real estate	—	(700)
Net proceeds from the sale of real estate	—	2,855
Net cash used in investing activities	(302,559)	(284,642)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net	170,323	200,402
Proceeds from the issuance of senior unsecured notes payable	300,000	—
Proceeds from the issuance of senior unsecured term loan	—	100,000
Borrowings under unsecured revolving credit facility	238,000	255,000
Payments on senior unsecured notes payable	(267,639)	—
Payments on unsecured revolving credit facility	(168,000)	(205,000)
Payments on the mortgage notes payable	—	(95,022)
Payments of deferred financing costs	(6,063)	(1,352)
Net-settle adjustment on restricted stock	(866)	(515)
Dividends paid on common stock	(52,587)	(37,269)
Net cash provided by financing activities	213,168	216,244
Net decrease in cash and cash equivalents	(591)	(3,967)
Cash and cash equivalents, beginning of period	7,500	11,467
Cash and cash equivalents, end of period	$6,909	$7,500

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(unaudited)

					December 31, 2017
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	5.250%		2025		$300,000	53.1%	$(5,605)		$294,395

Floating Rate Debt

Senior unsecured term loan	3.519%	[1]	2023		100,000	17.7%	(483)		99,517

Unsecured revolving credit facility	3.319%	[2]	2020	[3]	165,000	29.2%	—	[4]	165,000
	3.394%				265,000	46.9%	(483)		264,517

Total Debt	4.379%				$565,000	100.0%	$(6,088)		$558,912

[1] Funds can be borrowed at applicable LIBOR plus 1.95% to 2.60% or at the Base Rate (as defined) plus 0.95% to 1.6%.
[2] Funds can be borrowed at applicable LIBOR plus 1.75% to 2.40% or the Base Rate (as defined) plus 0.75% to 1.4%.
[3] Maturity date assumes exercise of two 6-month extension options.
[4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(shares in thousands)
(unaudited)

2018 Guidance

	Low	High
Net income	$0.67	$0.69
Real estate related depreciation and amortization	0.58	0.58
Funds from Operations (FFO)	1.25	1.27
Normalized FFO	$1.25	$1.27

Net income	$0.67	$0.69
Real estate related depreciation and amortization	0.58	0.58
Amortization of deferred financing fees	0.03	0.03
Amortization of stock-based compensation	0.05	0.05
Straight-line rental income	(0.02)	(0.02)
Funds Available for Distribution (FAD)	1.31	1.33
Normalized FAD	$1.31	$1.33
Weighted average shares outstanding:
Diluted	75,916	75,916

Non-GAAP Financial Measures
EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as real estate impairment charges, expensed acquisition costs, certain deferred preferred return, losses on the extinguishment of debt, reserve for advances and deferred rent and gains or losses from dispositions of real estate or other real estate. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate or other real estate, real estate depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with NAREIT’s definition.
FAD is defined as FFO excluding non-cash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing costs and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports normalized FFO and normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as written-off deferred financing fees, expensed acquisition costs, certain preferred returns, the effect of the senior unsecured notes payable redemption and other unanticipated charges. By excluding these items, investors, analysts and our management can compare normalized FFO and normalized FAD between periods more consistently.
While FFO, normalized FFO, FAD and normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, normalized FFO, FAD and normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, normalized FFO, FAD and normalized FAD may not be comparable to FFO, normalized FFO, FAD and normalized FAD reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FAD differently than the Company does.
The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, normalized FFO, FAD and normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure, indebtedness and non-recurring charges, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, normalized FFO, FAD and normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and normalized FAD, by excluding non-cash income and expenses such as amortization of stock-based compensation, amortization of deferred financing costs, and the effects of straight-line rent, FFO, normalized FFO, FAD and normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com